Australian Boutique Spirits Pty Ltd
ACN 625 701 420
(Company)

And

Beri Beverages Pty LTD

And

Sahil Beri
(the Executive)

EXECUTIVE SERVICES AGREEMENT

THIS AGREEMENT is made on the 1st day of November 2021

BETWEEN

Australian Boutique Spirits Pty Ltd (ACN 625 701 420) of 29 Anvil Road, Seven Hills, New South Wales 2147 (**Company**);

AND

Beri Beverages Pty LTD

AND

Sahil BERI of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (**Executive**).

RECITALS

A. The Company wishes to confirm the appointment of the Executive to perform the services as defined herein on behalf of Beri Beverages Pty LTD on the terms and conditions contained in this Agreement. The Executive shall perform the services of a Chief Operations Officer (**COO**) for the Company. The Executive will also serve as a Director on the Company's board of directors (hereafter **Board** or **Board of Directors**).

B. The Executive has agreed to be appointed by the Company pursuant to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATIONS

1.1 Definitions

In this Agreement:

Agreement means the agreement constituted by this document and includes the recitals.

Anniversary Date means each date during the Term which occurs on an anniversary of the Commencement Date (as defined below).

Board means the Board of Directors of the Company.

Business means the business of the Company or any one of its Related Bodies Corporate.

Commencement Date means April 15, 2022

Confidential Information has the meaning given in clause 9.

Contract Payment – has the meaning given in clause 6.

Corporations Act means the *Corporations Act 2001* (Cth).

Deed of Indemnity, Insurance and Access means a deed of indemnity, insurance and access substantially in the form of the deed contained in Annexure A to this Agreement.

Documents includes software (including source code and object code versions), manuals, diagrams, graphs, charts, projections, specifications, estimates, records, concepts, documents, accounts, plans, formulae, designs, methods, techniques, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

Duty means any transfer, transaction or registration duty or similar charge imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

Government Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Gross Misconduct means any act, neglect or default or conduct committed, including, without limitation, neglecting to properly discharge the Executive's duties under this Agreement with the direct or indirect effect of causing any damage or discredit to the Company's business which the Executive, after receipt of prior notice, has failed to rectify to the reasonable satisfaction of the Company within 7 days.

Moral Rights means the right of integrity (that is, the right not to have a work subjected to derogatory treatment), the right of attribution of authorship, and the right not to have authorship of a work falsely attributed, granted to authors under the *Copyright Act 1968* (Cth) or as replaced from time to time.

Price Sensitive Information means any information which a reasonable person would expect to have a material effect on the price or value of securities of a body corporate and the expression "material effect on the price or value" will have the meaning given under section 1042D of the Corporations Act or as replaced from time to time.

Related Body Corporate has the meaning given in the Corporations Act or as replaced from time to time.

Taxes includes (but is not limited to), income tax, fringe benefits tax (including any goods and services uplift factor that may be applied) and any other goods and services tax liability that may be incurred.

Works means any and all materials (whether or not in electronic or other form) including, without limitation, literary works, dramatic works, musical works, artistic works, cinematographic films, sound recordings, television or sound broadcasts, computer software, and a compilation of any of the aforementioned, prepared, compiled, developed or commissioned in the performance of this Agreement, whether or not in existence at the commencement of the Term.

1.2 Interpretation

In this Agreement unless the context otherwise requires:

(a) headings are for convenience only and do not affect its interpretation;

(b) an obligation or liability assumed by, or a right conferred on, 2 or more parties binds or benefits all of them jointly and each of them severally;

(c) the expression **person** includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d) a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e) a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g) words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h) reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(i) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

(j) a reference to **$** or **dollar** is to Australian currency.

2. APPOINTMENT

The Executive will serve the Company as "Chief Operating Officer" and "Executive Director" subject to the terms and conditions of this Agreement.

3. TERM

This Agreement shall commence on the Commencement Date and continue until this Agreement is validly terminated in accordance with its terms (**Term**).

4. OTHER APPOINTMENTS

The Executive may continue to act as Director of, or hold another office with, each of the companies including but not limited to the companies owned and/or invested into by the Company as listed in Schedule A (the **Related Bodies Corporate**), which for the avoidance of doubt, the Company hereby approves. The Executive may act as a director or hold other office for other companies from time to time subject to the prior approval of the Company. The Executive will be entitled to retain for the Executive's own benefit all fees and other benefits associated with all those directorships and other offices.

For the avoidance of doubt, nothing in this clause 4 prohibits or restricts the Executive from holding securities in any company listed on a recognised stock exchange.

5. DUTIES

5.1 General duties

During the Term, the Executive will (without limitation):

(a) exercise powers and perform duties consistent with the position;

(b) in addition, exercise any powers that are vested in or assigned to the Executive from time to time by the Company;

(c) comply with the Policy Documents (as defined in clause 5.2 below);

(d) faithfully and diligently serve the Company;

(e) not unlawfully discriminate against or sexually harass any person;

(f) use the Executive's best endeavours to promote the Company's business and affairs in a manner consistent with law and the Company's policies and code of conduct;

(g) unless absent on leave allowed under this Agreement, devote the whole of the Executive's time, skill and attention during normal working hours (and other times as reasonably necessary) to the business and affairs of the Company;

(h) promote the interests, and enhance the reputation of the Company; and

(i) will at no time intentionally do anything which directly or indirectly may impair or be likely to impair the good name and reputation of the Company.

5.2 Policies and Procedures

(a) The Company will from time to time introduce policies and procedures (the **Policy Documents**).

(b) The Company may amend the Policy Documents from time to time.

(c) The Executive agrees that he has been provided with the Policy Documents, has read and understood the Policy Documents, agrees to comply with the Policy Documents and will encourage other Executives and/or contractors of the Company to do likewise. The Policy Documents are not incorporated into this Agreement and the provisions of the Policy Documents are not considered terms of this Agreement.

(d) The Executive acknowledges and accepts that any breach by the Executive of his/her obligations set out in the Policy Documents may result in disciplinary action, up to and including termination of the executive services.

5.3 Specified duties

The specific duties of the Executive include:

(a) managing the business of the Company and its Related Bodies Corporate including, without limitation, implementing strategic and tactical plans and managing operational functions to achieve the

Company's goals and outcomes; review and initiate continuous improvement in support and administrative functions; implement employment policies and development of an effective and valued performance management framework;

(b) using best endeavours to achieve the agreed corporate objectives of the Company and its Related Bodies Corporate;

(c) performing the services under this Agreement and using best endeavours to ensure that the business of the Company is conducted in accordance with the policies, procedures and/or directions as notified from time to time by the Board to the Executive, including in accordance with the requirements of any approved budget or business plan;

(d) complying with the reasonable directions of the Board from time to time including to undertake any activity for the benefit of the Company;

(e) formulating strategies to promote and improve the financial performance of the Company;

(f) advising the Board in relation to all relevant issues affecting the Company and its performance, including, without limitation, relevant corporate governance issues;

(g) ensuring the proper implementation of the Company's policies, procedures and systems;

(h) developing new opportunities and expanding the Company's current activities and market share;

(i) supervising and implementing appropriate financial controls and accounting procedures, and the preparation of financial statements;

(j) managing subordinate staff;

(k) retaining specialist consultants and advisers; and

(l) endeavouring to minimize the Company's exposure to risk.

5.4 Executive to maintain records

The Executive will maintain in reasonable order all relevant documents, receipts, papers, log books, books, records, notes, minutes, dockets and diaries in relation to any fringe benefit provided to the Executive within the meaning of section 136(1) of the *Fringe Benefits Tax Assessment Act 1986* (Cth), and will promptly, and in any case not more than 5 days following a request for the same by or on behalf of the Company, produce and surrender them to the Company.

6. REMUNERATION

6.1 Executive to receive following remuneration:

(a) The Company will pay to the Executive for services rendered by the Executive as follows:

(i) AUD $380,000 per year for the services rendered as Chief Operations Officer (COO) for the Company; and

(ii) AUD $70,000 per year as director's fees for the Executive serving on the Company's Board of Directors;

together the "Contract Payment" to be paid monthly to the Executive upon presentation of an invoice to the Company by or on behalf of the Executive within thirty (30) days from the date of invoice being issued to the Company.

(iii) The Executive will also be awarded Common Stock as part of the Company's equity plan (to be established by the Executive and approved by the Company's Board of Directors); vested quarterly with a cliff of either one year or upon a successful IPO; over a three-year term for a total of 3% of the outstanding stock in the Company.

(b) The Executive's Contract Payment will be reviewed every completed 12 months with the first review taking place on or around 15th April 2023. The Executive's Contract Payment may be reviewed upwards subject to performance and achieving key performance indicators, but the Company is under no obligation to increase the Executive's Contract Payment and any change to the Executive's Contract Payment is entirely within the discretion of the Company.

6.2 Equipment and Expenses

(a) The Company will provide the Executive with computers, mobile phone and/or other equipment.

(b) Subject to any relevant policies and procedures, the Company will reimburse the Executive for all reasonable travelling, accommodation and general expenses incurred by the Executive in exercising powers and performing duties in accordance with this Agreement in respect of the business and affairs of the Company.

(c) The Executive must provide documentary evidence to the Company of the expenses incurred in accordance with the relevant policy and as otherwise reasonably required by the Company

6.3 Place of service

The Company shall provide for the use of the Executive an office, facilities, working conditions and other amenities of a standard which is equivalent to that of a person holding a position of accountability and reward comparable to that of the Executive at the registered address of the Company which for the avoidance of doubt as at the Effective Date of this Agreement shall be 29 Anvil Road, Seven Hills, New South Wales, 2147, Australia (the **Principal Address)** or as otherwise agreed from time to time.

6.4 Travel

The Executive acknowledges that as part of the conditions of the Executive's services there may be a requirement (even at very short notice) to travel to other places both within and outside Australia in the course of the executive services and the Executive agrees to undertake this travel on behalf of the Company. The

Company agrees to pay for economy class travel for domestic travel and business class for international trips outside of Australia. The Company covenants to provide the Executive a reasonable level of travel insurance for all travel made by the Executive outside Australia.

7. Key Man Insurance and Travel Insurance

7.1 The Company will provide a key man policy to the Executive based on a mutually agreeable policy and cover.

7.2 The Company will provide adequate travel insurance to the Executive on a mutually agreeable policy and cover.

8. Travel Expenses

On provision of all documentary evidence reasonably required by the Company, the Company will reimburse the Executive for all reasonable travelling intra/interstate or overseas, accommodation and general expenses incurred by the Executive in the performance of all duties in connection with the business of the Company and its Related Bodies Corporate.

9. EXECUTIVE'S ACKNOWLEDGMENTS

The Executive acknowledges that:

(a) all trade and business secrets and other information and Documents which are not generally known or available or not already known or available to the Executive at the time of disclosure (other than through the Company's disclosure and without breach of this clause 9) but which relate to the affairs or business of the Company and its Related Bodies Corporate or any person with whom the Executive comes into contact as a result of this Agreement, or which come into the Executive's possession in the course and by reason of the executive services, whether or not the same were originally supplied by the Company or its Related Bodies Corporate, are confidential (**Confidential Information**);

(b) the Confidential Information has been and will be acquired by the Company or its Related Bodies Corporate at the Company's or its Related Body Corporates' initiative and expense; and

(c) the Company and its Related Bodies Corporate have spent and will spend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information. Accordingly, it is reasonable that the Executive should enter into the representations and warranties contained in this Agreement and, if the executive services are terminated, the Executive should continue to be subject to the restrictions set out in clause 10.

10. CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

10.1 Confidential Information

The Executive will keep the Confidential Information confidential except to the extent disclosure is made by the Executive:

(a) in the ordinary and proper course of the Term;

(b) as required by applicable law; or

(c) with the written consent of the Company.

10.2 Non-Disclosure of Confidential Information

The Executive represents and warrants that the Executive will not, either during the Term or at any time afterwards except in the proper course of duties under this Agreement or as required by law or by the Company, use or disclose, to any person, any Confidential Information, and the Executive will use the Executive's best endeavours to prevent the unauthorised use or disclosure of Confidential Information by third parties.

10.3 Acknowledgements of Executive

The Executive acknowledges and agrees that:

(a) the Executive will come into the possession of Confidential Information;

(b) disclosure of such Confidential Information may diminish the value of such information and may materially harm the Company;

(c) the restrictions in this clause 10 are reasonable in all the circumstances and necessary to protect the goodwill of the Company; and

(d) the remedy of damages may be inadequate to protect the interests of the Company and the Company is entitled to seek and obtain injunctive relief or any other relief available at law.

10.4 Intellectual property

(a) All Intellectual Property created, developed or generated by or on behalf of the Executive:

(i) whether alone or with others (including the Company's other Executives, contractors or agents) for the use of the Company;

(ii) without limiting the generality of clause 10.4(a), during work hours, on the Company's premises or using the Company's resources (including Confidential Information);

(iii) without limiting the generality of clause 10.4(a)(i) and (ii), in the course of the Executive's Term,

will vest in the Company upon creation and the Executive will have no claim to or interest of any nature in such Intellectual Property.

(b) Without limiting the generality of clause 10.4(a), the Executive presently assigns to the Company all existing and future rights in all Intellectual Property.

(c) The assignment in clause 10.4(b) is:

(i) without restriction as to use or territory;

(ii) in perpetuity; and

(iii) effective without any further payment to the Executive, whether by way of royalty or otherwise, in consideration for the assignment.

(d) The Executive must do all things:

(i) necessary to give effect to the assignment in clause 10.4(b), including executing any further document required by the Company; and

(ii) reasonably requested by the Company to enable the Company to assure further the rights assigned pursuant to clauses 10.4(a) and 10.4(b).

(e) To the full extent permitted under *Part IX of the Copyright Act 1968 (Cth)* (and/or as replaced from time to time), the Executive:

(i) voluntarily and unconditionally consents to all or any acts or omissions by the Company, or persons authorised by the Company, concerning any and all Works made or to be made by the Executive (whether before or after this consent is given) in the course of the Executive's executive services which would otherwise infringe the Executive's Moral Rights;

(ii) waives any and all existing and future Moral Rights in the Works; and

(iii) acknowledges that he has given this consent:

(iv) voluntarily; and

(v) without reliance on any statement or representation made by the Company, or anyone acting on our behalf.

10.5 Discoveries

The Executive represents and warrants that the Executive will immediately communicate to the Company any and all literary and other works and subject matter including all works (as those terms are used in the *Copyright Act 1968* (Cth)), processes, inventions, improvements, innovations, modifications, designs, discoveries, trademarks and trade secrets, however embodied, which the Executive may make either alone or in conjunction with others during the course of, in connection with or arising out of the executive services and in any way connected with any of the matters in which the Company has been or is now or hereafter interested during the executive services (**Inventions**), whether or not the Inventions are capable of being protected by copyright, letters patent, registered design or other protection (**Protection**), and the Inventions will thereafter be the sole and exclusive property of the Company.

10.6 Co-operation in obtaining Protection for Inventions

(a) If and whenever required to do so whether during or after termination of the executive services, and at the expense of the Company or its nominee, the Executive will apply or join in applying for letters patent or other similar protection in Australia or in any other part of the world for an Invention and will immediately deliver to the Company full particulars concerning the Invention and execute all instruments and do all things necessary for vesting the letters patent or other Protection when

obtained, and all right and title to and interest in same, in the Company or its nominee absolutely and as sole beneficial owner or in such other person as the Board requires.

(b) The Executive irrevocably appoints the Company to act on behalf of the Executive to execute any such instrument or thing and generally to use the Executive's name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 10.6.

10.7 Survival of obligations

The Executive's obligations under this clause 10 shall survive the termination of this Agreement.

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11. TERMINATION

11.1 Termination for cause by the Company

(a) The Company may at its sole discretion terminate this Agreement:

(i) by giving not less than three (3)month's written notice if at any time the Executive:

(A) is or becomes incapacitated by illness or injury of any kind which prevents the Executive from performing duties under this Agreement for a period of two (2) consecutive months or any periods aggregating two (2) months in any period of 12 months during the term of the executive services; or

(B) is or becomes of unsound mind or under the control of any committee or officer under any law relating to mental health;

(ii) by giving three (3) month's written notice if at any time the Executive:

(A) commits any serious or persistent breach of any of the provisions contained in this Agreement and the breach is not remedied within 14 days of the receipt of written notice from the Company to the Executive to do so;

(B) in the reasonable opinion of the Board, is absent in, or demonstrates incompetence with regard to the performance of the Executive's duties under this Agreement, or is neglectful of any duties under this Agreement or otherwise does not perform all duties under this Agreement in a satisfactory manner, provided that the Executive:

(I) has been counselled on at least three separate occasions of the specific matters complained of by the Board; and

(II) after each such occasion has been provided with a reasonable opportunity of at least a month to remedy the specific matters complained of by the Board;

(iii) at any time, with immediate effect if during the Term, the Executive:

(A) commits or becomes guilty of any Gross Misconduct, fraud, or breach of duty; or

(B) refuses or neglects to comply with any lawful reasonable direction or order given to the Executive by the Company which the Executive, after receipt of prior notice, has failed to rectify to the reasonable satisfaction of the Company within 21 business days of receipt of that notice; or

(C) uses alcohol or drugs in a manner that does or may impair the ability of the Executive to properly exercise or perform the Executive's duties under this Agreement; or

(D) is convicted of any criminal or civil offence which brings the Company or any of its Related Bodies Corporate into lasting disrepute.

(b) If the Executive is terminated for cause pursuant to this clause 11.1, the Company will not be obliged to pay the Executive any monies other than any accrued Contract Payment which the Executive is entitled to up until the Termination Date subject to a valid invoice being issued to the Company within 30 days from the Termination Date.

11.2 Termination without cause

(a) Either party may at its sole discretion terminate this Agreement by giving no less than six (6) months' prior written notice to the other party unless otherwise mutually agreed in writing by the parties (**Notice Period**).

(b) During the Notice Period (where notice is given under clause **Error! Reference source not found.**):

(i) the Company may elect to make a payment to the Executive in lieu of notice or the unexpired part of any Notice Period;

(ii) the Company may change the position and responsibilities of the Executive in the Company;

(iii) the Company will continue to pay the Executive's Contract Payment until the Termination Date; and

(iv) the Executive must continue to comply with the Executive's obligations under this Agreement.

(c) If the Executive is terminated in accordance with this clause **Error! Reference source not found.**, the Company will make payment to the Executive the equivalent of six (6) months of the Contract Payment for the services rendered by the Executed up until the Termination Date subject to a valid invoice and/or invoices being issued by or on behalf of the Executive to the Company in accordance with clause 6 above.

11.3 Termination by the Executive

The Executive may at its sole discretion terminate the Agreement in the following manner:

(a) if at any time the Company commits any serious or persistent breach of any of the provisions contained in this Agreement and the breach is not remedied within 28 days of receipt of written notice from the Executive to the Company to do so, by giving notice effective immediately; or

(b) by giving six (6) months' written notice to the Company.

11.4 Direction not to attend work

(a) For all or part of the Executive's notice period under clauses 11.1, 11.2 or 11.3, the Company may direct the Executive:

(i) not to attend for work at the Principal Address;

(ii) to attend for work at a different location other than the Principal Address;

(iii) to perform no work; or

(iv) to perform designated duties whether or not these duties form part of the Executive's usual role.

(b) The Executive's obligations under this Agreement continue to apply during the Notice Period.

11.5 Not to prejudice rights

Termination of the Agreement will not prejudice any rights or remedies already accrued to either party under, or in respect of any breach of, thus Agreement.

11.6 No unlawful payments

To the extent that the Corporations Act prohibit or limit any payment required under this Agreement, the Company shall not be bound to make such payment as evidenced by applicable law.

12. CONSEQUENCES OF TERMINATION

12.1 Deliver up all property

(a) On termination of this Agreement, however occurring, the Executive will by no later than the Termination Date (unless otherwise mutually agreed), promptly :

(i) deliver up to the Company all property belonging to the Company or any of its Related Bodies Corporate which is in the Executive's possession, custody or control (whether in physical or electronic form), including without limiting the foregoing, the Company's Documents, Intellectual Property and Confidential Information;

(ii) destroy all electronically stored information which is the property of the Company and which is stored on property not owned by the Company;

(iii) deliver to the Company computers, phones, and any other equipment of the Company unless otherwise mutually agreed in writing (such agreement not to be unreasonably withheld, delayed or conditioned); and

(iv) keys, access cards, and pass/login codes and words.

(b) This clause 12.1 shall not apply to any documents and/or records which the Company acknowledges and/or agrees the Executive is entitled to keep.

12.2 Resign offices

On termination of this Agreement, however occurring, the Executive at the request of the Board will resign without claim for compensation from any office (including that of director) held by the Executive in the Company or in any Related Body Corporate of the Company as listed in Schedule A. If the Executive fails to do so, the Company is irrevocably authorised to appoint another person in the Executive's name and on the Executive's behalf to execute all documents and to do all things requisite to give effect thereto.

12.3 No representations or disparagement

On or after the termination of this Agreement, however occurring, the Executive will not represent being in any way connected with or interested in the business of the Company or any of its Related Bodies Corporate or disparage the Company or any of its officers, Board or employees.

13. DISPUTE RESOLUTION

13.1 Notice of Dispute

If a dispute arises in connection with this Agreement, a party to the dispute must give to the other party to the dispute notice specifying the dispute and requiring its resolution under this clause.

13.2 Mediation

If the dispute is not resolved within 7 days after the notice of dispute is given to the other party (**Notice Period**), the dispute is by this clause submitted to mediation. The mediation must be conducted in Perth. The Institute of Arbitrators Australia Rules for the Mediation of Commercial Disputes as amended by this clause apply to the mediation, except where they conflict with this clause.

13.3 Appointment of Mediator

If the parties have not agreed upon the mediator and the mediator's remuneration within 7 days after the Notice Period:

(a) the mediator is the person appointed by; and

(b) the remuneration of the mediator is the amount or rate determined by,

the President of the Western Australian Law Society or the President's nominee, acting on the request of either party to the dispute.

13.4 Court Proceedings

If the dispute is not resolved within 28 days after the appointment of the mediator, either party may then, but not earlier, commence proceedings in any court of competent jurisdiction.

13.5 Injunctive Relief

This clause does not prevent either party from obtaining any injunctive, declaratory or other interlocutory relief from a court, which may be urgently required.

14. DEED OF INDEMNITY, INSURANCE AND ACCESS

Prior to or upon execution of this Agreement the Company shall enter into a Deed of Indemnity, Insurance and Access with the Executive.

15. DELEGATION AND ASSIGNMENT

This Agreement is personal to the parties and:

(a) the Executive will not delegate the performance of the duties set out in this Agreement to any employee or agent of the Company without the prior written consent of the Board or any nominee of the Board; and

(b) this Agreement will not be assigned by either party without the prior written consent of the other party.

16. INTERNET

16.1 Acknowledgment

The Executive acknowledges that the Internet is a business tool which is used by the Company to enhance its Business.

16.2 Agreement to abide by Internet Policy

The Executive agrees to abide by the terms of the Company's policy concerning the use and access to the Internet (as amended from time to time) and acknowledge that the Executive's access to the Internet will, subject to the Company policy on Internet usage, be filtered.

16.3 Termination if Breach

If the Company considers that a material breach of its policy concerning the use and access to the Internet has occurred, the Company has the right to terminate this Agreement without notice.

17. ELECTRONIC MAIL

17.1 Agreement to abide by Email Policy

The Executive agrees to abide by the terms of the Company's policy concerning the use and access to the Company's internal and external electronic mail facilities (as amended from time to time). The Executive agrees not to use the

Company's internal and external electronic mail facilities, including the Internet, in an unauthorised or inappropriate manner.

17.2 Breaches of Email Policy

If the Executive places information on the Company's electronic mail which:

(a) is discriminatory in nature;

(b) if communicated to another person, could constitute sexual harassment;

(c) is defamatory or libellous;

(d) contains disparaging remarks about the Company, its consultants, competitors, clients or any other person with whom the Company has any dealings;

(e) without having obtained the prior written consent of the Company, contains Confidential Information or intellectual property of the Company; or

(f) is in breach of any provisions of this Agreement or the Executive's duties as an officer of the Company,

the Company has the right to terminate this Agreement without notice. For the avoidance of doubt where a third party sends any offending electronic mail to the Executive, the Executive is not considered to have placed that electronic mail on the Internet unless that party sends such electronic mail onto another party.

17.3 Access to Emails

The Executive acknowledges that security personnel appointed by the Company may search the Executive's electronic mail for unauthorised or inappropriate use.

18. PRICE SENSITIVE INFORMATION

18.1 Acknowledgment

The Executive acknowledges that in the course of carrying out the services pursuant to this Agreement it may receive Confidential Information including Price Sensitive Information affecting the Company and clients of the Business. Any disclosure, communication, use or misuse of Price Sensitive Information may have very serious implications for the Company and for the Executive, including, for the Executive, contravention of the Corporations Act or investigation by the Australian Securities and Investments Commission, possible criminal prosecution and possible civil actions against the Executive.

18.2 Termination if Breach

The Executive acknowledges that the Company has the right to terminate this Agreement without notice if the Executive discloses, communicates, uses or misuses Price Sensitive Information without the prior written consent of the Board except to the extent that the Executive is required by law to disclose, communicate or use it.

19. MORAL RIGHTS

The Executive irrevocably and unconditionally consents to the Company dealing with any Works in any manner the Company sees fit and without restriction, and waives any Moral Rights the Executive may have in any Works.

20. SEVERANCE

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

21. VARIATION

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the parties.

22. NO WAIVER

Failure or omission by the Company at any time to enforce or require strict or timely compliance with any provision of this Agreement will not affect or impair that provision in any way, or the right of the Company to avail itself of the remedies it may have in respect of any breach of a provision.

23. NOTICES

23.1 Notices in writing

Each notice authorised or required to be given to a Party shall be in legible writing and in English addressed to the Party's address set out in clause 23.2 (or such other address nominated in accordance with clause 23.3).

23.2 Initial address of parties

The initial address of the parties shall be as follows:

Party	Address	Attention	[E-mail]
Australian Boutique Spirits Pty Ltd	29 Anvil Road, Seven Hills NSW 2147	Eric Yu - CFO	Eric@australianboutiquespirits.com
Sahil Beri	1 Doris Hirst Place, West Pennant Hills NSW 2125	Sahil Beri	sahilberi01@gmail.com

23.3 Change of Address

Each party may from time to time change its address by giving notice pursuant to clause 23.1 to the other parties.

23.4 Receipt of notice

Any notice pursuant to clause 23.1 will be conclusively deemed to have been received:

(a) in the case of personal delivery, on the actual day of delivery;

(b) if sent by mail, two (2) Business Days from and including the day of posting; or

(c) if sent by facsimile, when a facsimile confirmation receipt is received indicating successful delivery; or

(d) if sent by e-mail, when a delivery confirmation report is received by the sender which records the time that the e-mail was delivered to the addressee's e-mail address (unless the sender receives a delivery failure notification indicating that the e-mail has not been delivered to the addressee),

but if the delivery or receipt is on a day that is not a Business Day or is after 5:00 pm (addressee's time) it is regarded as received at 9:00 am on the following Business Day.

24. FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

25. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of New South Wales and the parties irrevocably submit to the exclusive jurisdiction of the courts of New South Wales and the courts which hear appeals therefrom.

26. COUNTERPARTS

This Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

27. ENTIRE AGREEMENT

This Agreement shall constitute the sole understanding of the parties with respect to the subject matter and replaces all other agreements with respect thereto.

28. TIME

Time shall be of the essence in this Agreement in all respects.

29. COSTS

29.1 Duty

All Duty assessed on or in respect of this Agreement shall be paid by the Company.

29.2 Legal Costs

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

EXECUTED by the parties as a deed.

EXECUTED AS A DEED by **Australian Boutique Spirits**)
ACN 625 701 420)
in accordance with section 127 of the *Corporations Act 2001* (Cth):)

Signature of director

Signature of director/~~company secretary~~
(please delete as applicable)

Amit Beri
Name of director

MEENA BERI
Name of director/~~company secretary~~
(please delete as applicable)

EXECUTED AS A DEED FOR **Beri Beverages Pty LTD**
ACN 657 905 390
in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

Signature of director

Sahil Beri

SIGNED, SEALED AND DELIVERED by **Sahil BERI** in the presence of:)

Signature of witness

Signature

SONIKA KAURA
Name of witness

SCHEDULE A – RELATED BODIES CORPORATE

As at the Effective Date:

Name of Company	**Office Held**
Australian Boutique Spirits Pty Ltd	COO Executive Director
Reg A Liquors LLC	COO Executive
Bevmart USA LLC	COO Executive

ANNEXURE A- DEED OF INDEMNITY, INSURANCE AND ACCESS